Exhibit 10.25

                      CORPORATE AIRCRAFT TIME SHARE POLICY
                            as amended July 21, 2006


1.0  PURPOSE:
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     1.1  This  document  establishes  procedures  to be followed when using the
          Aircraft Time-Share. This policy shall be effective as of the beginning of the 2007 fiscal year.

2.0  SCOPE & RESPONSIBILITY:
     ----------------------

     2.1 This procedure applies to any National employees and non-National personnel that utilize the Aircraft Time-Share.

     2.2 The Chief Financial Officer is responsible for adherence to this procedure.

     2.3 The Corporate Controller is responsible for maintenance and revision to this procedure.

3.0  APPLICABLE DOCUMENTS:
     --------------------

     3.1  Federal Tax Regulations 1.61-21

4.0  DEFINITIONS:
     -----------

     4.1  Aircraft  Time-Share  -- National  owns a portion of a jet that allots
          --------------------
          National hours to be used on said aircraft, which is managed and housed by the Provider of the Aircraft Time-Share.

     4.2  Provider of Aircraft  Time-Share - The company that manages and houses
          --------------------------------
          the Aircraft Time-Share.

5.0  POLICY:
     ------

     5.1  Employees  and  non-National   personnel  traveling  on  the  Aircraft
          Time-Share on corporate or personal business are subject to any specific regulations regarding the use of Company property currently in force.

     5.2 Requests for use of the Aircraft Time-Share can only be made by the respective executive managers listed in Attachment 1. The executive managers listed in Attachment 1 may change from time to time upon approval of the Chief Financial Officer.

          5.2.1 If passengers on a requested trip do not include at least one of the executive managers listed in Attachment 1, then the trip must be approved by the Chief Executive Officer.

     5.3 The priority for use of the Aircraft Time-Share is established as follows: o Operational Need o Customer Trips o Trip in support of Senior Officer Activity

     5.4 Personal use of the Aircraft Time-Share is generally discouraged and, if it becomes necessary, it must be approved by the Chief Executive Officer. The Chief Financial Officer must approve personal trips by the Chief Executive Officer. The procedure for personal use is detailed in section 6.0 below.

     5.5 Guidelines to be followed for the number of National employees who are traveling together are detailed in Travel Operating Procedure 350-11.


6.0  PROCEDURE - Personal Use:
     -----------------------

     6.1  Booking the Use of the Aircraft Time-Share

          6.1.1 Requests for the personal use of the Aircraft Time-Share can only be made by the executive managers listed in Attachment 1.

     6.2  Personal Use of the Aircraft Time-Share

          6.2.1 Personal use of the time-share must be approved by the Chief Executive Officer. The Chief Financial Officer must approve personal trips by the Chief Executive Officer.
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          6.2.2 The personal use of the Aircraft  Time-Share  may not exceed 10%
               of the total available hours during a given fiscal year.

               6.2.2.1 All business  usage has priority over personal use and if the rate of business use exceeds or is expected to equal or exceed the available hours, then no personal use will be allowed from that point forward until such time that usage patterns change. The Chief Financial Officer has the authority to cancel or deny requests for personal use.

          6.2.3 For all flights that are deemed personal, including determinable segments of a trip determined to be personal, the Provider of the Aircraft Time-Share shall bill the employee directly for the costs associated with the personal travel. The employee shall be responsible for paying the Provider of the Aircraft Time-Share directly.

          6.2.4 Any taxable income recognized by the employee as a result of flights that are partially or wholly personal will be determined in accordance with established IRS regulations. The computed amount of taxable income will be charged to the employee and reported in the employee's wages.

               6.2.4.1 The determination of whether a flight is personal is made on a flight-by-flight, passenger-by-passenger basis.

                    6.2.4.1.1 If the purpose of the trip is primarily  personal, the value taxable to the employee is the value of the personal flights that would have been taken. The Provider of the Aircraft Time-Share shall bill the employee directly for the costs associated with this type of trip. The employee shall be responsible for paying the Provider of the Aircraft Time-Share directly. Taxable income will be added to the employee's W2 if required by IRS regulations.

                    6.2.4.1.2 If the  purpose of a trip is  primarily  business, the Provider of the Aircraft Time-Share shall bill the employee directly for the costs associated with the personal portion of this type of trip. The employee shall be responsible for paying the Provider of the Aircraft Time-Share directly. Taxable income will be added to the employee's W2 if required by IRS regulations..

                    6.2.4.1.3 50% Rule: If business travelers occupy 50% or more of the specified capacity of the Aircraft Time-Share, spouses and dependent children of the employee can accompany the employee on a business trip in any unused available seats and no taxable income will be charged to the employee. If business travelers occupy less than 50% of the specified capacity, or if the accompanying personal travelers are not the spouse or dependent child(ren) of the employee, taxable income will be added to the employee's W2 as determined in accordance with established IRS regulations

          6.2.5 The amount taxable to an employee for personal use will be netted.

     6.3  Exceptions

          6.3.1 Any exception to this overall policy or any specific situation that is not clearly covered within this policy must be documented and approved by both the Chief Financial Officer and Chief Executive Officer.

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                                  Attachment 1

  Executive Managers authorized to approve time-share use as of May 29, 2006:

                                  Brian Halla
                                  Detlev Kunz
                                  Don Macleod
                                   John Clark
                                   Lewis Chew
                                  Ulrich Seif
                                 Michael Noonen
                                   Ed Sweeney
                                Suneil Parulekar


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